JOHN HANCOCK SERIES TRUST
                              101 Huntington Avenue
                                Boston, MA 02199


John Hancock Signature Services, Inc.
1 John Hancock Way, Suite 1000
Boston, MA  02217-1000

         Re:  Master Transfer Agency and Service Agreement
              --------------------------------------------

Ladies and Gentlemen:

         Pursuant to Section 11.01 of the Amended and Restated Master Transfer Agency and Service Agreement dated as of June 1, 1998 between John Hancock Series Trust (the "Trust") and John Hancock Signature Services, Inc. (the "Transfer Agent"), please be advised that the Trust has established a new series of its shares, namely, John Hancock Mid Cap Equity Fund (the "Fund"), and please be further advised that the Trust desires to retain the Transfer Agent to render transfer agency services under the Amended and Restated Master Transfer Agency and Service Agreement for the Fund in accordance with the fee schedule attached as Exhibit A.

         Please state below whether you are willing to render such services in accordance with the fee schedule attached as Exhibit A.

                                               JOHN HANCOCK SERIES TRUST
                                               On behalf of
                                               John Hancock Mid Cap Equity Fund


ATTEST: /s/Susan S. Newton                    By:  /s/Maureen R. Ford
        ------------------                         ------------------
        Susan S. Newton                            Maureen R. Ford
        Senior Vice President                      Chairman, President, and CEO
        and Secretary


Dated:  August 4, 2003

         We are willing to render transfer agency services to John Hancock Mid Cap Equity Fund in accordance with the fee schedule attached hereto as Exhibit A.


                                         JOHN HANCOCK SIGNATURE SERVICES, INC.


ATTEST: /s/Carmen Pellissier             By: /s/John Hatch
----------------------------                 -----------------
                                             John Hatch, Vice President

Dated:  August 4, 2003

s:\funds\series\MidCapEquity\Mid Cap Equity TA Agt Amendment